EXHIBIT 99.1 - Press Release dated May 24, 2004

NEWS RELEASE

To:	All Area News Agencies	For More Information Contact:

From:	First Commonwealth	John J. Dolan, Executive Vice President and
	Financial Corporation	Chief Financial Officer
First Commonwealth Financial Corporation
Date:	May 24, 2004	(724) 349-7220

FIRST COMMONWEALTH COMPLETES ACQUISITION OF GA FINANCIAL, INC.

INDIANA, PA - First Commonwealth Financial Corporation (NYSE:FCF), headquartered in Indiana, PA, and GA Financial, Inc. (AMEX:GAF), headquartered in Whitehall, PA, jointly announced today that the shareholders of GA Financial have approved the previously announced merger of GA Financial into First Commonwealth.  All necessary regulatory approvals have been received and the merger will be effective as of the close of business today.  In connection with the merger, Robert J. Ventura, formerly a director of GA Financial, has been named to the board of directors of First Commonwealth.

Great American Federal, the banking subsidiary of GA Financial, has been merged into First Commonwealth Bank and will operate as a division of First Commonwealth Bank until the conversion of data processing systems and signage in October 2004.

Under the terms of the merger, shareholders of GA Financial will receive either $35 cash or 2.752 shares of First Commonwealth stock for each share of GA Financial held.  First Commonwealth will issue approximately 8.3 million shares and pay $70.7 million in cash in the transaction.

Of the 4,633,990 shares for which elections were received by the exchange agent, approximately 1.2 million shares were delivered subject to notices of guaranteed delivery.  Accordingly, the final election results could change depending upon the timely delivery of those shares.  Based on the preliminary election results and assuming receipt of guaranteed deliveries, GA Financial shares for which the holder elected to receive stock and shares for which the holder did not make an election will be converted into First Commonwealth stock and shares for which the holder elected to receive cash will be converted into approximately 87% cash and 13% First Commonwealth stock, as a result of proration.

**MORE**

In commenting on the merger, Joseph E. O'Dell, President and Chief Executive Officer of First Commonwealth, stated, "We are very pleased to welcome John Kish and all of the GA Financial    stakeholders to the First Commonwealth team."  John Kish, Chairman and Chief Executive Officer of GA Financial, added, "This is a very exciting opportunity for all of us at GA Financial.  We are confident that this merger will benefit our shareholders, customers, employees and the communities that we serve."

GA Financial had $892 million in total assets and had 12 branch locations in Allegheny County, Pennsylvania.  As a result of the merger, First Commonwealth will have total assets of $6.3 billion.  It will continue to operate through its banking subsidiary, First Commonwealth Bank, in 17 counties in western and central Pennsylvania.  Financial services and insurance products are also provided through First Commonwealth Trust Company, First Commonwealth Financial Advisors, Inc., and First Commonwealth Insurance Agency.  First Commonwealth also operates First Commonwealth Systems Corporation, a data processing subsidiary, First Commonwealth Professional Resources, Inc., a support services subsidiary, FraMal Holdings Corporation, an investment services firm, and jointly owns Commonwealth Trust Credit Life Insurance Company, a credit life reinsurance company.

This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties.   Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend," and "potential."  Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements' and significant changes in the securities markets.  Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in First Commonwealth's most recent Form 10-K report and other documents filed with the Securities and Exchange Commission.

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